Exhibit 8.1

[Form of Exhibit 8.1 Opinion]

DRAFT

[ ], 2020

MDC Partners Inc.

330 Hudson Street, 10th Floor

New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to MDC Partners, Inc., a Canadian corporation (the “Company” or “MDC Canada”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of MDC Canada’s registration statement on Form S-4 (including the documents incorporated by reference therein, herein called the “Registration Statement”), relating to the proposed domestication (the “U.S. Domestication”) of MDC Canada in the State of Delaware under the name MDC Partners Inc. (“MDC US”), which would be effected pursuant to a “continuance” effected in accordance with Section 188 of the Canada Business Corporations Act and a concurrent “domestication” effected in accordance with Section 388 of the General Corporation Law of the State of Delaware. All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

At your request, and in connection with the filing of the Registration Statement, we are rendering our opinion regarding certain Canadian federal income tax consequences of the U.S. Domestication.

For purposes of the opinion set forth below, we have relied, with your consent, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained in the certificate of the officer of MDC Canada dated the date hereof (the “Officer’s Certificate”), and have assumed that such factual statements and representations will be accurate and complete as of the Effective Time (as if made as of such time) and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the documents referenced therein and such other documents, information and materials as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed, with your permission, that: (1) the description of the U.S. Domestication set forth in the Registration Statement represents the entire understanding of the Company with respect to the U.S. Domestication, and there are no other written or oral agreements regarding the U.S. Domestication other than those expressly referred to in the Registration Statement; (2) each document referenced in the Registration Statement to effect the U.S. Domestication will be consummated in accordance therewith and as described therein (and no transaction or condition described therein and affecting this opinion will be waived or modified); (3) neither the Company nor any of its affiliates is or will be a party to any oral or written agreement relating to the U.S. Domestication that may cause any of the statements and representations set forth in the Officer’s Certificate to be untrue, incorrect, or incomplete in any respect; and (4) MDC Canada, MDC US and their subsidiaries will treat the U.S. Domestication, for Canadian federal income tax purposes, in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Registration Statement or the documents referenced herein, our opinion as expressed below may be adversely affected.

Our opinion relates solely to the specific matters set forth below, and no opinion is expressed, or should be inferred, as to any other Canadian federal, provincial, local or non- Canadian income, estate, gift, transfer, sales, use or other tax consequences that may result from the U.S. Domestication. Our opinion is based on the facts set out in the Registration Statement, the current provisions of the Income Tax Act (Canada) as amended, including the regulations promulgated thereunder (the “Canadian Tax Act”) in force as of the date hereof and the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing and publicly available prior to the date hereof. Our opinion takes into account all specific proposals to amend the Canadian Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, our opinion does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ materially from those described in the Registration Statement. Further, our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind, including upon the CRA or the courts. Accordingly, there is no assurance that the CRA or a court will not take a contrary position to those expressed in this opinion. We undertake no responsibility to advise you of any future change in the matters stated herein or in the Canadian federal income tax laws or the application or interpretation thereof, including if such change applies retroactively.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Certain Canadian Federal Income Tax Considerations” we are of the opinion that, under current Canadian federal income tax law:

(1)	the discussion under the heading “Certain Canadian Federal Income Tax Considerations—The Company” in the Registration Statement, insofar as it expresses conclusions as to the application of Canadian federal income tax law to MDC Canada, should be the principal Canadian federal income tax consequences to MDC Canada resulting from the U.S. Domestication; and

(2)	the discussion under the headings “Certain Canadian Federal Income Tax Considerations— Resident Holders” and “—Non-Resident Holders” in the Registration Statement, insofar as it expresses conclusions as to the application of Canadian federal income tax law to the MDC Canada Shareholders addressed therein, should be the principal Canadian federal income tax consequences to such MDC Canada Shareholders resulting from the U.S. Domestication.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours very truly,

FASKEN MARTINEAU DuMOULIN LLP

By:
,a Partner

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